UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2014

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4666 Faries Parkway Decatur, Illinois	62526
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (217) 424-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 1, 2014, Archer Daniels Midland Company (the “Company”) held its 2014 Annual Meeting of Stockholders. The following proposals were voted on at the meeting with the following results:

Proposal No. 1. All nominees for election to the Board of Directors listed in the proxy statement for the 2014 Annual Meeting were elected as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
A. L. Boeckmann	479,328,014	3,044,086	1,985,080	56,504,679
M. H. Carter	465,359,197	17,206,807	1,791,176	56,504,679
T. K. Crews	480,627,165	1,738,533	1,991,482	56,504,679
P. Dufour	480,434,539	1,810,056	2,112,585	56,504,679
D. E. Felsinger	478,768,614	3,506,813	2,081,753	56,504,679
A. Maciel	470,660,462	11,665,036	2,031,682	56,504,679
P. J. Moore	475,230,210	7,391,646	1,735,324	56,504,679
T. F. O’Neill	473,293,694	8,934,003	2,129,483	56,504,679
F. Sanchez	478,570,670	3,535,618	2,070,892	56,504,679
D. Shih	478,292,785	3,842,755	2,221,640	56,504,679
K. R. Westbrook	469,884,815	12,516,173	1,956,192	56,504,679
P. A. Woertz	449,406,055	27,020,036	7,931,089	56,504,679

Proposal No. 2. The appointment of Ernst & Young LLP as independent accountants for the year ending December 31, 2014 was ratified at the meeting by the following votes:

For	Against	Abstain
533,190,766	5,922,441	1,748,652

Proposal No. 3. The compensation of the Company’s named executive officers was approved, on an advisory basis, by the following votes:

For	Against	Abstain	Broker Non- Votes
446,612,482	31,154,732	6,589,966	56,504,679

Proposal No. 4. The stockholder’s proposal regarding an independent board chairman did not pass as follows:

For	Against	Abstain	Broker Non- Votes
228,514,895	252,377,938	3,464,347	56,504,679

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: May 5, 2014	By	/s/ D. Cameron Findlay
D. Cameron Findlay Senior Vice President, General Counsel, and Secretary